                                 EXHIBIT 10.41

                     CONTRACT FOR THERAPY PROGRAM SERVICES

THIS AGREEMENT is made and entered into by and between Paragon, Inc. as independent contractor, a Tennessee corporation (hereinafter referred to as "Paragon"), and Americare Corporation a Florida corporation (hereinafter referred to as "Owner").

WHEREAS, Paragon is in the business of providing rehabilitative therapy services in health care facilities in the United States; and

WHEREAS, Owner is the owner of a nursing care facility located at Cedar Hills Nursing Center, 2061 Hyde Park Road, Jacksonville, FL 32210 (such facility being referred to herein as the "Treatment Facility"); and

WHEREAS, Owner desires to establish a coordinated, comprehensive, totally integrated therapy rehabilitation program (hereinafter referred to as the "Program") at the Treatment Facility; and

WHEREAS, Owner, having limited expertise, personnel or experience in the operation of such a Program, desires to have Paragon provide therapists and the appropriate Program personnel (non-therapists) for the Program under authority vested in the Owner; and

WHEREAS, Paragon has agreed to provide therapists and Program nontherapist personnel at the Treatment Facility, and Owner has agreed to contract and pay for such services at the Treatment Facility, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the promises and mutual covenants contained herein, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings assigned below:

      (a)   "Agreement" means this Contract For Therapy Program Services.

      (b) "Commencement Date" means that date established as the beginning of the term of this Agreement pursuant to paragraph 6 hereof.

      (c)   "Owner" means Americare Corporation, a Florida corporation.

      (d)   "Paragon" means Paragon, Inc., a Tennessee corporation.

      (e) "Program" means a comprehensive rehabilitation therapy program consisting of the three disciplines of physical therapy, speech-language pathology and occupational therapy and the integration of those services to achieve the maximum potential for which each rehabilitation patient is capable of achieving.

      (f)   "Treatment Facility" means the Cedar Hills Nursing Center.

2. Nature of Commitment. Paragon shall make qualified Program therapists and non-therapist personnel available to Owner on an as needed basis to provide those services listed on Schedule A attached hereto (the "Services") to Owner's patients at the Treatment Facility.

3.    Specific Commitments of Paragon

      (a)   Services from Therapists

            Paragon shall provide Services to the Owner's patients who request that Services be provided by Paragon, through qualified therapists under the terms and conditions of this Agreement and in accordance with any and all applicable requirements of federal and state laws, rules and regulations.

      (b)   Training and Patient Care Conferences

            The therapists provided by Paragon under this Agreement for the rendering of Services in the Treatment Facility shall comply with the Owner's patient care policies, shall participate in individual patient care planning meetings for patients receiving therapy at the Treatment Facility and shall participate in staff meetings and conferences for the purpose of discussing policies and plans of treatment and general issues related to therapy patient treatment matters, Therapists provided by Paragon will also participate in the Treatment Facility's inservice educational training programs as reasonably requested.

      (c)   Specialized Equipment or Supplies

            In addition to the provision of therapists as provided for herein, Paragon shall assume responsibility for the furnishing and the maintenance in good repair of any special equipment or supplies (general rehabilitation department equipment and supplies that can and/or will be used for the benefit of the department, versus those used specifically for an individual patient) which it determines to be appropriate to its physical, occupational, and speech-language therapy treatments rendered pursuant to this Agreement and any such specialized equipment or supplies shall remain the property of Paragon, The special equipment and supplies described in this paragraph are not to be confused with standard equipment for delivery of physical therapy as outlined in paragraph 4.(b) of this Agreement, All consumable/disposable supplies necessary for the delivery of Services pursuant to Schedule A attached hereto shall be the responsibility of Paragon, Consumable/disposable supplies do not include specialized equipment and/or prosthesis specifically fitted or designed for an individual patient. Items so described above for individual patients will be the responsibility of the Owner.

      (d)   Statement of Qualifications

            Paragon shall submit to Owner a copy of each therapist's license who is to provide Services to Owner's patients on behalf of Paragon, Owner shall have the right to disapprove of any individual who is to render Services to Owner on behalf of Paragon pursuant to this Agreement, and to request that Paragon use its best efforts in responding to such requests.

      (e)   Record Maintenance

            Paragon's therapists shall provide and maintain documentation for the individual patient charts of treatment, progress, and evaluations in accordance with requirements of the Treatment Facility and of third party reimbursement sources.

      (f)   Services from Non-Therapist Personnel

            Paragon shall provide personnel necessary to support the operation of the Program as further described below:

            (i)   General Program Responsibilities

                  Paragon's personnel shall assist the Owner in the direction of the Program in a manner which will fulfill the objectives established for the Program by the Owner and provide the Treatment Facility the necessary resources to comply with both federal and state guidelines for documentation and achievement of goals for patients of the Program. The job descriptions outlined in this Agreement for each position depict the duties approved by the Owner as a guideline for achievement of the objectives for the Program.

            (ii)  Specific Program Responsibilities

                  Paragon's responsibility is to provide the following personnel who will perform the job duties as outlined below for the
                  Program:

                  A.    Program Personnel

                        Paragon shall provide a Program Rehabilitation Coordinator and a Program Transcriptionist on-site at the Treatment Facility. Additionally, Paragon will engage the services of a physician to function as Program Medical Coordinator and he/she will function in this role under the rules and regulations of the Program. Paragon anticipates that the time requirements of these personnel will vary in proportion to the level of therapy activity conducted for the Treatment Facility's patients. Paragon agrees to provide these personnel in sufficient time components to fulfill Paragon's responsibilities under this Agreement. The responsibilities outlined in this Agreement for each level of personnel represent a job description for each position in conformity with the needs and direction of Owner.

                        Paragon agrees to support these Paragon personnel with ongoing training, personnel, and employee benefit programs that are necessary in Paragon's determination to achieve the job description components, Also, Paragon agrees to provide the related personal computer, software, fax and telephone assets that these Paragon personnel need to perform their related job requirements. The determination of these capital assets requirements is solely that of Paragon management.

                        It is expressly understood that Paragon personnel will not provide any services or be responsible for any services outside of the Program and will not be responsible for other normal administrative and medical record functions related to the applicable patients' routine nursing care, nursing and rehabilitation medical records, nursing and rehabilitation billing and other administrative functions at the Treatment Facility level related to the Program.

                  B. Program Services which Paragon will Provide through the Program Rehabilitation Coordinator:

                        (1) The Program Rehabilitation Coordinator will function as the coordinator of the Program at the Treatment Facility in order to assist the therapists and Treatment Facility Administrator in formulation of policies and in the implementation and evaluation of these policies relating to the Program.

                        (2) The Program Rehabilitation Coordinator will attend any meetings related to rehabilitative services requested and maintain an open and direct line of communication with the therapists and Treatment Facility Administrator regarding Program rehabilitation activities.

                        (3) The Program Rehabilitation Coordinator will review the potential rehabilitation requirements of a new patient prior to admission to the Treatment Facility and review the rehabilitation plan of care with the Treatment Facility Administrator, Treatment Facility Director of Nursing, attending physician and therapists.

                        (4) Paragon, through the Program Rehabilitation Coordinator, will assist in the preparation of and distribute such descriptive booklets, brochures or pamphlets as may be necessary to properly inform health care professionals and members of the public of the services provided by the rehabilitation Program at the Treatment Facility. The design, layout and production cost of such material shall be a cost to the Treatment Facility.

                        (5) The Program Rehabilitation Coordinator will assist in obtaining appropriate signatures from physicians and therapists related to Program orders and notes.

                        (6) The Program Rehabilitation Coordinator will attend interdisciplinary care planning meetings held at the Treatment Facility for Program patients.

                        (7) The Program Rehabilitation Coordinator will have the following job duties relating to Program personnel services:

                              i.    The recruiting, hiring, training,
                                    promoting, assigning and discharging
                                    of non-therapist Program personnel.

                              ii.   Developing job descriptions for each
                                    category of non-therapist Program
                                    personnel.

                              iii.  Providing a program for the
                                    orientation and continuing education
                                    of all nontherapist Program
                                    personnel.

                              iv.   Providing for necessary employee
                                    communications within the Program.

                              v.    The conducting of monthly, or more
                                    often as required, staff meetings
                                    with all Program personnel.

                        (8) The Program Rehabilitation Coordinator will be responsible for reviewing Program Standards of Practice and Outcomes:

                              i. Initiation, review and dissemination of quality control standards designed to provide for quality rehabilitation patient care in accordance with COBRA standards.

                              ii. Development and implementation of Program policies and procedures and standards of rehabilitative care (subject to review and approval by Owner) and evaluation of their effectiveness through a Paragon Program Evaluation.

                              iii.  Development and maintenance of an
                                    effective system of Program clinical
                                    records and reports.

                        The Program Rehabilitation Coordinator will not have any responsibilities normally included in the professional responsibilities of therapists, such as executing physician orders, maintaining equipment, medical certifications, therapy training and direct therapy care, or normally included in the responsibilities of routine nursing care or Treatment Facility administration.

                  C.    Program Physician Services Provided by Paragon:

                        Paragon will provide a licensed physician who will function as the Program Medical Coordinator. The Program Medical Coordinator is to provide a structured means whereby a doctor of medicine will share his/her knowledge of rehabilitation care with the rehabilitation team, the Director of Nursing and the Medical Director at the Treatment Facility to create a more therapeutic milieu and to provide increased encouragement and support to the patients, relatives and staff. The duties and responsibilities of the Program Medical Coordinator are outlined below:

                        (1) Report to the Treatment Facility Medical Director sufficient detail regarding the general medical components of the Program and the rehabilitation potential and status of any individual rehabilitation patients as requested to enable the Treatment Facility Medical Director to fulfill his/her overall administrative and clinical responsibilities for all patients of the Treatment Facility.

                        (2) Give medical issues guidance and direction to the Physical Therapist, Occupational Therapist and SpeechLanguage Pathologist as needed.

                        (3) Attend interdisciplinary care plan meetings held at the Treatment Facility for patients receiving therapy.

                        (4) Participate in appropriate sessions of Paragon's in-service education programs.

                        (5) Provide overall physician coordination of rehabilitation care for the Program to further ensure the adequacy and appropriateness of the rehabilitation services provided to patients, All of the duties and functions ascribed to the Program Medical Coordinator are institutional Program responsibilities as distinct from physician services for direct patient care.

                        (6) Serve as medical representative liaison between the rehabilitation Program and the organized medical community of the area.

                        (7) Assist in the development of a monitoring surveillance mechanism which will assure that the rehabilitation regimen of each patient is incorporated appropriately into the patient care plan for that patient.

                        (8) Respond to any official medical review performed by the various official surveyors and inspectors related to rehabilitation services.

                        (9) Participate, with the collaboration of the other rehabilitation professionals and administration of the Treatment Facility, in the development of formal rehabilitation policies and procedures for the Treatment Facility.

                  D. Transcriptionist Services Provided by Paragon: Paragon, through the services of the Program transcriptionist, agrees:

                        (1) To prepare monthly clinical summaries for the Treatment Facility administrative staff necessary for the Treatment Facility staff to prepare all billings of Program services to third party payors.

                        (2) To maintain daily and monthly Program patient census reports and furnish such information to the Treatment Facility staff as requested.

                        (3) To maintain therapy service logs for each patient by day and by discipline for billing and control purposes, and report such information to the Treatment Facility staff for further processing.

                        (4) To transcribe therapists notes for delivery to the Treatment Facility's medical records department and for the Treatment Facility staff's use for billing to third party payors and others.

                        (5) To maintain an admission and discharge record of all patients admitted to and discharged from the rehabilitation Program and report such information to the Treatment Facility staff as required.

                        (6) To maintain various Program records required by licensing agencies and other information requested by the Treatment Facility's staff.

      (g)   Invoices

            Paragon shall submit to the Owner on a monthly basis an invoice for all Services rendered during the month. Additionally, Paragon shall submit all other documentation necessary for an accurate and complete billing by the Owner to third party reimbursement sources, Such invoices shall include among other items; (a) the name(s) of the Paragon therapist(s) who provided the Service; (b) the name(s) of the patients to whom the Services were rendered; and (c) the fees applicable to each Service and each patient. The fees for the Services provided by Paragon are set forth on Schedules B. C, D, E and F attached hereto and made a part hereof.

4.    Obligations of Owner

      (a)   Billing

            Unless otherwise required by applicable federal and state laws, rules or regulations, Owner shall be solely responsible for billing patients and/or their respective governmental or other third party reimbursement sources for Services provided to the patients of Owner by Paragon under this Agreement, Owner will be responsible for supplying clerical personnel/services needed to complete third party billing support and to prepare invoices to appropriate payors for Services provided.

      (b)   Space and Equipment

            Owner shall be responsible for designating and setting aside adequate work and storage areas for the provisions of Paragon's therapy Services. These areas shall be located on the Treatment Facility's premises and shall be adequate for Paragon's therapists to provide the Services required under this Agreement, The maintenance of the designated area including storage space shall be the sole responsibility of Owner. The Owner shall also be responsible for the provision and maintenance of standard physical therapy equipment required within the designated area for the provision of a coordinated, comprehensive and totally integrated therapy rehabilitation program.

      (c)   Record Maintenance

            Owner shall have primary responsibility for maintaining all patient records. Owner shall make available to

            Paragon for review and inspection individual patient treatment records necessary for the proper evaluation, screening, treatment of, and provision of Services to such patients. Owner shall be responsible for alerting Paragon to any and all federal, state, and local regulations pertaining to the confidentiality of patient records. Paragon agrees to be bound by such regulations.

5.    Compensation

      (a)   Payments

            Paragon shall submit to Owner on a monthly basis invoices for all Services rendered during the month and at fees outlined in Schedules B, C, D, E and F. Owner shall remit to Paragon payment in full for each invoice submitted by Paragon within thirty (30) days of the submission date of such invoices. In the event Owner shall fail to make payment in full of any invoice (other than amounts questioned or contested by the Owner in good faith) within five (5) days of the date payment is due, the amount due pursuant to such invoice less and except any amounts questioned or contested in good faith) will be increased by a late payment fee of five percent (5%) of the amount due. In the event Owner shall question or contest in good faith any amount stated to be due under an invoice submitted by Paragon, Owner and Paragon agree to proceed diligently and in good faith to resolve any such question or contest, and payment shall be due and payable immediately upon such resolutions No notice of this late charge is required of Paragon (other than inclusion on Paragon's invoice) and the late charge will be automatically assessed if payment is not received by Paragon on or before the thirty fifth (35th) day following submission date of invoice. Late charges are not subject to the provisions of paragraphs 5 (b) (c) or
            (d) of this Agreement, Owner hereby expressly agrees that the fee rates included in Schedules B, C, D, E and F represent market rates f or such Services and such market rates are consistent with Owners investigation of market services and rates.

      (b)   Support for Payments by Reimbursement Sources

            Paragon, at its own time and expense, shall be responsible for defending third party payor source denials or disallowances of reimbursement f or units of therapy services rendered by Paragon which are based upon improper or incomplete medical records documentation of the Service provided or a determination by a third party payor that the units of therapy services were medically unnecessary. Paragon must provide the necessary clinical therapy documentation to show that the units were rendered. In the event Owner is denied units of therapy charges due to the foregoing reasons, then Paragon shall initiate action to correct the cause for the denial as outlined in paragraphs 5(c) and 5(d) of this Agreement.

      (c)   Notification

            In the event a third party payor source notifies Owner that a unit of therapy rendered by Paragon was not medically necessary or did not meet the applicable conditions of coverage (the "Denial Notice") or, if Owner is requested to supply additional therapy clinical documentation by a third party payor source before a claim is processed for payment ("Inquiry Letters"), Owner shall provide Paragon with a copy of the Denial Notice and/or Inquiry Letter within (14) business days of receipt of the Denial Notice or Inquiry Letter. In the event Owner does not notify Paragon as outlined in this paragraph, Owner's rights set out under paragraphs 5(b) and 5(d) will have been waived and Owner shall be responsible for compensating Paragon for it's charges.

      (d)   Appeal Rights

            If particular units of therapy charges are disallowed by an insurance carrier or other agency for improper documentation or action or inaction of Paragon as set forth in paragraph 5(b) of this Agreement, Paragon shall be responsible for defending such disallowance on its own time and at its own expense and shall, to the extent authorized by law and as directed by Owner, undertake the appeal of the disallowance on behalf of Owner, In the event Owner loses an administrative appeal and otherwise exhausts its administrative appeal rights, Owner shall deduct from future payments due Paragon the underlying Paragon charges for such services related to the denied Treatment Facility charges on a per unit basis. However, if Owner denies Paragon the opportunity to undertake or assist in the appeal of the disallowance as outlined in this Agreement, Owner's rights set out in this paragraph will have been waived.

6. Term. The term of this Agreement shall commence as of August 1, 1993 ("Commencement Date"), and shall continue for an initial term of five (5) years thereafter, and shall be renewable for five (5) successive additional terms of five (5) years each unless either party to this Agreement shall give to the other at least ninety (90) days notice (prior to the expiration of the existing term) of its election not to renew this Agreement for an additional term, this Agreement shall be deemed to be automatically renewed.

      Notwithstanding the foregoing, either party shall have the right to terminate this Agreement upon sixty (60) days written notice to the other party, with or without cause, in which event this contract shall terminate pursuant to such notice, but such termination shall not impair the rights of Paragon to enforce the payment of sums due hereunder in proceedings at law or in equity, nor the rights of either party to pursue remedies for subsequent claims.

7. Authority of Owner. Anything to the contrary herein contained notwithstanding, ultimate authority and power to establish, approve or disapprove any policy, program, rule, regulation, procedure, legal action, repair or addition, shall be vested in the Owner.

8. Default. Each of the following events or occurrences shall constitute an Event of Default hereunder:

      (a) The failure of the Owner to pay or reimburse to Paragon all sums required to be paid or reimbursed to Paragon hereunder.

      (b) Any representation or warranty made or contained in this Agreement found to be untrue or misleading in any material respect.

      (c) The nonperformance of, nonobservance of, breach of or failure to execute the covenants, agreements, promises, warranties and conditions made by or required of any party to this Agreement.

      (d) The filing by or against any party to this Agreement of a voluntary or involuntary petition in bankruptcy; or any party's adjudication as a bankrupt or insolvent; or the filing by any party of any petition or answer seeking or acquiescing to any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency, receivership or other relief for debtors; or the making by any party, endorser or guarantor of any general assignment for the benefit of creditors; or the admission in writing by any party of its inability to pay its debts generally as they become due; or the commission by any party of any act of bankruptcy.

9. Remedies for Non-Financial Default. In the event either party to this Agreement deems the other party to be in default under its obligations as contained hereunder, other than a default described in paragraph 8(a) hereof, then said party shall be required to provide notice of the alleged default to the other party, which notice shall contain detailed specifications of such default. Upon the receipt of such notice (which shall be deemed to have occurred on the date the notice was mailed by postage pre-paid certified mail, return receipt requested), the party being charged with the default shall have a period of thirty (30) days in which to cure such default or to provide appropriate assurances that the alleged default will be timely corrected, If such default is not cured within such thirty (30) day period, then the party alleging the default may terminate this Agreement, but such termination shall not be deemed a waiver of such party's right to enforce the payment of sums due hereunder or to seek other relief , either at law or in equity.

10. Remedies for Financial Default In the event of a default by the Owner under paragraph 8 (a) hereof, Paragon shall be required to provide notice of the default to the Owner. Upon the receipt of such notice (which shall be deemed to have occurred on the date the notice was mailed by postage pre-paid certified mail, return receipt requested), the Owner shall have a period of ten (10) days in which to cure such default. If such default is not cured within such ten (10) day period, then Paragon may terminate this Agreement, but such termination shall not be deemed a waiver of Paragon's right to enforce the payment of sums due hereunder or to seek other relief, either at law or in equity.

11. Insurance. Paragon agrees, during the term of this Agreement, to maintain and provide Owner with copies of the following insurance coverages:

      (a) Commercial General Liability with limits of not less than $1,000,000 per occurrence, $1,000,000 aggregate;

      (b) Professional Malpractice Liability Insurance providing coverage of all Paragon personnel provided pursuant to the terms of this Agreement with limits of not less than $1,000,000 per occurrence and $1,000,000 aggregate;

      (c) Worker's Compensation Insurance as regulated by the laws of the State providing coverage of all Paragon personnel provided pursuant to the terms of this Agreement; and

      (d) Automobile Liability Insurance with limits of not less than $1,000,000 combined single limit.

12.   Indemnification: Hold Harmless

      (a) Owner shall indemnify and hold Paragon harmless from and against all claims, demands, costs, expenses, liabilities and losses (including reasonable attorneys' fees) which may result against Paragon as a consequence of any alleged malfeasance, neglect or medical malpractice caused or alleged to be caused by Owner, its employees, agents, or contractors.

      (b) Paragon shall indemnify and hold Owner harmless from and against all claims, demands, costs, expenses, liabilities and losses (including reasonable attorneys' fees) which may result against Owner as a consequence of any alleged malfeasance, neglect or medical malpractice caused or alleged to be caused by Paragon, its employees, agents, or contractors in connection with the performance of Services pursuant to this Agreement outlined in Schedule A.

13. Independent Contracting Parties. This Agreement is an independent contract between Owner and Paragon. Neither party shall be construed in any manner whatsoever to be an employee or agent of the other, nor shall this Agreement be construed as a contract of employment, agency or joint venture. It is further expressly understood that all personnel provided by Paragon in support of the Program shall not in any manner be construed to be employees of or contractors to the Owner, but shall be employees of or contractors to Paragon, which shall be solely responsible for the wages, salaries, benefits, payroll taxes, insurance (including workers compensation and professional liability insurance) and all other burdens of employment of such employees or contractors.

14. Access to Records. Until the expiration of four (4) years after the furnishing of Services pursuant to this Agreement, Paragon agrees to make available, upon request from the Secretary of Health and Human Services or the U.S. Comptroller General or of any of their duly authorized representatives, records of Paragon that are necessary to verify the Services received by Owner under this Agreement.

15. Compliance with Title VI of the Civil Rights Act of 1964. Owner and Paragon agree to be in full compliance with Title VI of the Civil Rights Act of 1964 (P.L. 8B-352) and all requirements imposed by and pursuant to the regulations of the United States Department of Health and Human Services issued pursuant to that Title, so that no person in the United States of America shall, on the grounds of race, color handicap, or national origin, be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination under any program or activity provided by Owner or Paragon.

16.   Restrictive Covenant

      (a)   Owner Restrictive Covenant.

            (i)   During the term of this Agreement and f or a period of twelve
                  (12) months after the termination of this Agreement for any reason whatsoever, Owner shall not, without the written consent of Paragon, (A) employ or contract with, for services to be delivered at the Treatment Facility or other facilities in which Owner or principals of Owner has an interest, (a) any individual who is currently providing or who has provided Services to Owner on behalf of Paragon, or (b) any entity in which any such individual has an interest (as a principal, partner, director, officer, agent, employee, consultant, contractor or otherwise); or (B) induce or attempt to influence any employee or contractor of Paragon to terminate his relationship with Paragon, Notwithstanding the foregoing, Owner shall not be prohibited from rehiring any employee or independent contractor who is in the employment of Owner at the commencement of the term of this Agreement, but whose employment is transferred to Paragon during the term hereof.

            (ii) Owner acknowledges that the restrictions contained in subparagraph (i) of this paragraph, in view of the nature of the business in which Paragon is engaged, are reasonable and necessary to protect the legitimate interests of Paragon, and that any violation thereof would result in irreparable injuries to Paragon, and Owner therefore acknowledges that, in the event of violation of any of these restrictions, Paragon shall be entitled to obtain from any court injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such a violation, which rights shall be cumulative and in addition to any other rights or remedies to which Paragon may be entitled.

      (b)   Paragon Restrictive Covenant

            (i)   During the term of this Agreement and for a period of twelve
                  (12) months after the termination of this Agreement for any reason whatsoever, Paragon shall not, without the written consent of Owner, (A) employ or contract with (a) any individual who is currently on the payroll of the Owner at the time of termination, or (b) any entity in which any such individual has an interest (as a principal, partner, director, officer, agent, employee, consultant, contractor or otherwise); or (B) induce or attempt to influence any employee of Owner to terminate his relationship with Owner, Notwithstanding the foregoing, Paragon shall not be prohibited from rehiring any employee or independent contractor who is in the employment of Paragon at the commencement of the term of this Agreement, but whose employment is transferred to Owner during the term hereof.

            (ii) Paragon acknowledges that the restrictions contained in subparagraph (i) of this paragraph, in view of the nature of the business in which Owner is engaged, are reasonable and necessary to protect the legitimate interests of Owner, and that any violation thereof would result in irreparable injuries to Owner, and Paragon therefore acknowledges that, in the event of violation of any of these restrictions, Owner shall be entitled to obtain from any court injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such a violation, which rights shall be cumulative and in addition to any other rights or remedies to which Owner may be entitled.

17.   Miscellaneous

      (a)   Indulgences

            Neither the failure nor any delay on the part of any party to exercise any right, remedy, power, or privilege ("Right") under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

      (b)   Waiver of Provisions

            None of the conditions or provisions of this Agreement shall be held to have been waived by any act or knowledge of either party, its agents or employees, but only by an instrument in writing, signed by an officer of such party.

      (c)   Law Applicable

            This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Florida notwithstanding any conflict-of-laws provisions to the contrary.

      (d)   Notices

            All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received when personally delivered or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

            (i)   If to Paragon:

                  Paragon, Inc.
                  ATTN: Chairman
                  Woodmont Centre
                  102 Woodmont Boulevard
                  Suite 350
                  Nashville, TN 37205

            (ii)  If to Cedar Hills Nursing Center:

                  2061 Hyde Park Road
                  Jacksonville, Florida 32210
                  ATTN: Administrator

Any such notice shall be deemed given as of the date of its receipt at the address to which such notice is to be directed, regardless of any other date that may appear.

Any party may change the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

      (e)   Entire Agreement

            This Agreement and the Schedules A, B, C, D, E and F hereto contain the entire understanding between the parties hereto with respect to the subject matter, and supersede all prior and contemporaneous agreements and understandings, inducement or conditions, express or implied, oral or written, Except as expressed herein, neither this Agreement nor the attached Schedules A, B, C, D, E and F may be modified or amended other than by an agreement delivered in writing to the address shown in this Agreement, and subsequently signed by the authorized, official party to which such modification or amendment is asserted.

      (f)   Number of Days

            In computing the number of days for purposes of the Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday, or holiday.

      (g)   Schedules

            All Schedules, Exhibits, and Addenda attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

      (h)   Variations of Pronouns

            All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity may require.

      (i)   Authorization for Agreement

            The execution and performance of this Agreement by Owner and Paragon have been duly authorized by all necessary laws, resolutions, or corporate action, and this Agreement constitutes the valid and enforceable obligations of Owner and Paragon in accordance with its terms.

      (j)   Exclusive Forum

            The parties agree that the courts of general jurisdiction in the State of Florida and the appropriate appellate courts shall have exclusive jurisdiction for the resolution of any and all disputes arising under or relating to this Agreement or instruments and documents executed and delivered pursuant to this Agreement.

      (k)   Attorney's Fees

            In the event of litigation arising out of this Agreement, the prevailing party shall be entitled to recover, in addition to the relief granted, all costs incurred, including reasonable attorney's fee.

      (l)   Enforceability

            Should any provisions of this Agreement be unenforceable as between the parties, such unenforceability shall not affect the enforceability of other provisions of the Agreement.

      (m)   Assignment

            All the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and permitted assigns. Any party may assign this Agreement only upon the prior written consent of the other party (which consent shall not be unreasonably withheld), provided that:

            (i) such assignment is in writing, duly executed by the assignor and assignee;

            (ii) assignee accepts in writing the assignment and assumes this Agreement and the due performance of all of the assignor's obligations hereunder; and

            (iii) a duly executed and acknowledged counterpart of such
                  Assignment and Assumption Agreement is delivered to the other party.

      In the event of such assignment, and upon compliance with the foregoing conditions, this Agreement shall be binding upon and inure to the benefit of such assignee, but the assignor shall not be released of its obligations except by a release signed by the non-assigning party.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement for Services as outlined herein to be effective commencing August 1, 1993.

                                    PARAGON, INC.

                                    By: /s/ Lawrence W. Lepley, Jr.
                                       --------------------------------
                                    Title:  President

                                    CEDAR HILLS NURSING CENTER

                                    By:  /s/ Billy Miles
                                       --------------------------------
                                    Title: Administrator

                                  SCHEDULE A

                            SERVICES TO BE PROVIDED

Paragon, Inc. , agrees to furnish qualified personnel as required for the provision of the following Services:

                  Occupational Therapy
                  Speech-Language Pathology
                  Physical Therapy
                  Non-Therapist Personnel Services

                                  SCHEDULE B

                   FEE SCHEDULE - SPEECH-LANGUAGE PATHOLOGY

Owner agrees to pay for speech-language pathology performed for patients at Treatment Facility and such fees shall be based on units of Service as set forth below:

          Each unit of speech-language pathology at $22.00 per unit.

A unit of Service equals fifteen (15) minutes and represents the therapist's time, including patient therapy, preparation of and planning for treatment and preparation of reports, but exclusive of travel and personal time for which no charge is made.

The schedule of fees set forth above may be changed by Paragon at any time upon not less than thirty (30) days notice to Owner.

In the event, guidelines for the maximum reimbursement of Speech Therapy are imposed by the Fiscal Intermediary, this contract will be void, upon notice of denial of payment, for that reason, by the Owner to Paragon, and shall be renegotiated based upon those guidelines.

                                  SCHEDULE C

                      FEE SCHEDULE - OCCUPATIONAL THERAPY

Owner agrees to pay for occupational therapy performed for patients at Treatment Facility and such fees shall be based on units of Service as set forth below:

             Each unit of occupational therapy at $22.00 per unit.

A unit of Service equals fifteen (15) minutes and represents the therapist's time, including patient therapy, preparation of and planning for treatments and preparation of reports, but exclusive of travel and personal time for which no charge is made.

The schedule of fees set forth above may be changed by Paragon at any time upon not less than thirty (30) days notice to Owner.

In the event, guidelines for the maximum reimbursement of occupational Therapy are imposed by the Fiscal Intermediary, this contract will be void, upon notice of denial of payment, for that reason, by the Owner to Paragon, and shall be renegotiated based upon those guidelines.

                                  SCHEDULE D

                        FEE SCHEDULE - PHYSICAL THERAPY

                              (MEDICARE PATIENTS)

Owner agrees to pay for physical therapy performed for patients at Treatment Facility and such fees shall be based on units of Service as set forth below:

      (A) Current published Medicare approved adjusted hourly salary equivalency physical therapy rates (as applicable for all classes of physical therapy personnel) delivered on a unit of time basis; plus

      (B) Current published Medicare approved per day travel allowance and expense.

A unit of Service is comprised of fifteen (15) minute segments and represents the therapist's time, including patient therapy, preparation of and planning for treatments and preparation of reports, but exclusive of personal time for which no charge is made. Travel allowance and expense fees are shown separate under
(B).

Additionally, actual depreciated equipment costs and, actual costs of supplies incurred in furnishing direct services to patients will be billed to Owner as outlined under Medicare guidelines for such items.

The schedule of Medicare fees set forth above may be changed by Paragon at any time in accordance with Federally mandated Salary Equivalency Guidelines as published in the Federal Register.

                                  SCHEDULE E

                        FEE SCHEDULE - PHYSICAL THERAPY

                            (NON-MEDICARE PATIENTS)

Owner agrees to pay for physical therapy performed for patients at Treatment Facility and such fees shall be based on units of Service as set forth below:

               Each unit of physical therapy at $22.00 per unit.

A unit of Service equals fifteen (15) minutes and represents the therapist's time, including patient therapy, preparation of and planning for treatments and preparation of reports, but exclusive of travel and personal time for which no charge is made.

The schedule of fees set forth above may be changed by Paragon at any time upon not less than thirty (30) days notice to Owner.

                                  SCHEDULE F

                FEE SCHEDULE - NON-THERAPIST PERSONNEL SERVICES

Owner agrees to pay Paragon a monthly fee equal to 4 dollars ($4) per therapy treatment unit of service up to a maximum number of treatment units of 2900 per month. A unit of service is comprised of fifteen (15) minute segments for therapy by any of the three disciplines, occupational, speech and/or physical therapy.

In the event that the scope of services required under this Agreement is changed or there is an increase in the use of nontherapist personnel beyond what is outlined in this Agreement, Paragon shall be entitled to increase the compensation set forth in this Schedule F. Notice of such increases will be submitted to Owner, along with an explanation for the change in compensation, thirty (30) days before the scheduled effective date. However, unless Owner agrees to increases resulting from changes in the scope of services or increased personnel beyond what is outlined in this Agreement, no increase in charges for such changes will be made.

In addition, on each anniversary of the date of this Agreement, the fee per therapy treatment unit payable under this Agreement shall be increased on each such anniversary to an amount obtained by multiplying the fee per treatment unit (for the previous year) by a fraction, the numerator of which is the "Index" (as hereinafter defined) for the calendar year immediately preceding such anniversary and the denominator of which is the "Index", for the calendar year preceding the year used for the numerator. In no event shall the fraction be less than 1.0. For purposes of this paragraph, the "Index" shall mean the Medical Care component of the Consumer Price Index for All Urban Consumers (CPI-U) (1982-4 = 100) as reported by the Bureau of Labor Statistics of the United States Department of Labor for the Jacksonville metropolitan area, Paragon shall, following each anniversary of the date of this Agreement, submit documentation to Owner supporting this annual increase, and such increase shall become effective on each anniversary date.

                                SCHEDULE 10.41

      Paragon Rehabilitation, Inc. f/k/a Paragon, Inc. ("Paragon") has entered into agreements substantially identical to Exhibit 10.41 as follows:

      1. Contract for Therapy Program Services effective as of May 1, 1996 with Americare Corporation for St. Petersburg, Florida facility.

      2. Contract for Therapy Program Services effective as of September 7, 1994 with Americare Corporation for St. Petersburg, Florida facility.

      3. Contract for Therapy Program Services effective as of February 15, 1996 with Diversicare Management Services for Sheridan, Arkansas facility.

      4. Contract for Therapy Program Services effective as of February 1, 1996 with Diversicare Management Services for Hot Springs, Arkansas facility.

      5. Contract for Therapy Program Services effective as of February 1, 1991 with HBA Corporation for New Smyrna Beach, Florida facility. A material detail in which this agreement differs from Exhibit 10.41 is that non-therapist personnel services are billed at $5.00 per unit.

      6. Contract for Therapy Program Services effective as of August 1, 1993 with Waters Edge Convalescent Center for Trenton, New Jersey facility. Material details in which this agreement differs from Exhibit 10.41 are that non-therapist personnel services are billed at $5.00 per unit and Paragon waived it right to the 5% late fee until the facility receives its initial Medicare per diem adjustment.

      7. Contract for Therapy Program Services effective as of October 1, 1993 with Meadowview East Geriatrics, Inc. for Whiting, New Jersey facility. Material details in which this agreement differs from Exhibit 10.41 are that non-therapist personnel services are billed at $9000 per month, and Paragon waived it right to the 5% late fee until the facility receives its initial Medicare per diem adjustment.

      8. Contract for Therapy Program Services effective as of April 1, 1993 with Eden Park Management, Inc. for Stuart, Florida facility.

      9. Contract for Therapy Program Services effective as of February 26, 1996 with Diversicare Management Services for Malvern, Arkansas facility.

      10. Contract for Therapy Program Services effective as of February 1, 1996 with Diversicare Management Services for Mena, Arkansas facility.

      11. Contract for Therapy Program Services effective as of February 22, 1996 with Diversicare Management Services for Camden, Arkansas facility.

      12. Contract for Therapy Program Services effective as of February 3, 1993 with Mease Manor, Inc. for Dunedin, Florida facility.

      13. Contract for Therapy Program Services effective as of February 1, 1996 with Diversicare Management Services for Hot Springs, Arkansas facility.

      14. Contract for Therapy Program Services effective as of June 1, 1995 with Senior Care Properties, as manager, for Lake Park of Madison, Florida facility. A material detail in which this agreement differs from Exhibit 10.41 is that the maximum number of treatment units for non-therapist personnel services is 3000 per month.

      15. Contract for Therapy Program Services effective as of February 1, 1995 with THP for Knightdale, North Carolina facility. Material details in which this agreement differs from Exhibit 10.41 are that speech-language pathology, occupational therapy and nonMedicare patient physical therapy services are billed at $23.00 per unit, and non-therapist personnel services are billed at $5.00 per unit not to exceed 3000 units per month.

      16. Contract for Therapy Program Services effective as of March 1, 1995 with Morris View Nursing Home for Morris Plains, New Jersey facility. Material details in which this agreement differs from Exhibit 10.41 are that speech-language pathology, occupational therapy and non-Medicare patient physical therapy services are billed at $23.00 per unit and non-therapist personnel services are billed at $5.00 per unit not to exceed 3000 units per month.

      17. Contract for Therapy Program Services effective as of July 22, 1996 with Blountstown Health Investors, L.L.C. for Blountstown, Florida facility. Material details in which this agreement differs from Exhibit 10.41 are that speech-language pathology and occupational therapy services are billed at $23.75 per unit, and non-therapist personnel services are billed at $5.00 per unit not to exceed 3000 units per month.

      18. Contract for Therapy Program Services effective as of February 1, 1995 with THP for Charlotte, North Carolina facility. Material details in which this agreement differs from Exhibit 10.41 are that speech-language pathology and occupational therapy services are billed at $23.75 per unit, and non-therapist personnel services are billed at $15,000 per month.

      19. Contract for Therapy Program Services effective as of May 1, 1995 with THP for Jeffersonville, Indiana facility. Material details in which this agreement differs from Exhibit 10.41 are that speech-language pathology and occupational therapy services are billed at $23.75 per unit, and non-therapist personnel services are billed at $15,000 per month.

      20. Contract for Therapy Program Services effective as of July 12, 1995 with THP for Carthage, North Carolina facility. Material details in which this agreement differs from Exhibit 10.41 are that speech-language pathology and occupational therapy services are billed at $23.75 per unit, and non-therapist personnel services are billed at $15,000 per month.

      21. Contract for Therapy Program Services effective as of August 1, 1995 with THP for Rutherfordton, North Carolina facility. Material details in which this agreement differs from Exhibit 10.41 are that speech-language pathology and occupational therapy services are billed at $23.75 per unit, and non-therapist personnel services are billed at $15,000 per month.

      22. Contract for Therapy Program Services effective as of May 1, 1995 with THP for Louisville, Kentucky facility. Material details in which this agreement differs from Exhibit 10.41 are that speech-language pathology and occupational therapy services are billed at $23.75 per unit, and non-therapist personnel services are billed at $15,000 per month.

      23. Contract for Therapy Program Services effective as of March 13, 1992 with Cana II Corporation for Port Charlotte, Florida facility. Material details in which this agreement differs from Exhibit 10.41 are that speech-language pathology and occupational therapy services are billed at $26.00 per unit, and no nontherapist personnel services are to be provided by Paragon to the facility.

      24. Contract for Therapy Program Services effective as of February 1, 1995 with Americare Corporation for Hollywood, Florida facility. Material details in which this Agreement differs from Exhibit 10.41 are that speech-language pathology and occupational therapy services are billed at $23.00 per unit.

      25. Contract for Therapy Program Services effective as of May 15, 1995 with Holman Management for Little Rock, Arkansas facility. Material details in which this Agreement differs from Exhibit 10.41 are that speech-language pathology and occupational therapy services are billed at $23.75 per unit, and non-therapist personnel services are billed at $15,000 per month.

      26. Contract for Therapy Program Services effective as of October 1, 1995 with THP for Louisville, Kentucky facility. Material details in which this Agreement differs from Exhibit 10.41 are that speech-language pathology and occupational therapy services are billed at $23.75 per unit, and non-therapist personnel services are billed at $15,000 per month.

      27. Contract for Therapy Program Services effective as of February 1, 1994 with Kenbrook Associates, L.P. d/b/a Brookhaven Health Care Center for East Orange, New Jersey facility. Material details in which this Agreement differs from Exhibit 10.41 are that speech-language pathology, non-Medicare patient physical therapy and occupational therapy services are billed at $24.00 per unit, and non-therapist personnel services are billed at $5.00 per unit. In addition, Paragon has waived its right to the 5% late fee until the facility receives its initial Medicare per diem adjustment.

      28. Contract for Therapy Program Services effective as of September 1, 1996 with NHC Limited Partnerships, Inc. for Crystal River, Florida facility. Material details in which this agreement differs from Exhibit 10.41 are that speech-language pathology and occupational therapy services are billed at $23.00 per unit, and the maximum number of units of non-therapist personnel services allowed per month is 3000.

      29. Contract for Therapy Program Services effective as of August 1, 1995 with THP for Hayesville, North Carolina facility. Material details in which this agreement differs from Exhibit 10.41 are that speech-language pathology and occupational therapy services are billed at $23.75 per unit, and non-therapist personnel services are billed at $15,000 per month.

      30. Contract for Therapy Program Services effective as of February 3, 1997 with Vencor Hospital North Florida, Inc. for Green Cove Springs, Florida facility. Material details in which this agreement differs from Exhibit 10.41 are that this agreement is solely for non-therapy services, and the non-therapist personnel services are billed at $15,000 per month.

      31. Contract for Therapy Program Services effective as of February 3, 1997 with Vencor Hospital of Tampa for Tampa, Florida facility. Material details in which this agreement differs from Exhibit 10.41 are that this agreement is solely for non-therapy services, and the non-therapist personnel services are billed at $15,000 per month.